Exhibit (j) under Form N-1A
                                    Exhibit (23) under Item 601/Reg. S-K




            Consent of Deloitte & Touche LLP, Independent Auditors


We consent to the use in this Post-Effective Amendment No. 36 to Registration Statement No. 2-75756 on Form N-1A of our report dated December 17, 2003 relating to the financial statements of Federated Stock Trust for the year ended October 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



                                                /s/ Deloitte & Touche LLP


Boston, Massachusetts
December 26, 2003